UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 Current Report

         PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES ACT OF 1934.

                Date of Report (Date of Earliest event reported):
                                October 14, 2005

                        Commission file number 000-31735

                          NANOSIGNAL CORPORATION, INC.
             (Exact Name of Registrant as specified in its charter)

             Nevada                                             88-0231200
(State or other jurisdiction of                               (IRS Employer
incorporation or organization)                            Identification Number)

                              601 So 10th Suite 102
                    (Address of principal executive offices)

                               Las Vegas, NV 89101
                           (City, State and Zip Code)

                                (702) 384 - 2344
                Company's telephone number, including area code

Item 8.01 Other Events

October 14, 2005--NanoSignal Corporation, Inc.'s Board of Directors have authorized a twenty for one reverse split of its corporate stock. Before the split, there were 2,753,757,078 shares of all classes of stock. After the reverse there are 183,087,853 shares of all classes of stock. All shares were reversed by the twenty for one factor except for twenty four million shares of common stock that were exempted from the reverse. These shares were exempted by the Board of Directors at a meeting held on September 21, 2005. The board determined the reverse was needed to address the significant suspected short position in the stock. With the reverse, a new cusip number will be obtained. The Board authorized the President to explore finding a transfer agent and new auditor in Nevada, as well. The reverse of the stock is needed to attract capital to the company to complete its Slicestm technology.

October 14, 2005                        NANOSIGNAL CORPORATION, INC.


                                     By /s/ Rupert Perrin
                                        -------------------------
                                        Rupert Perrin, Chairman